UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced, Gevo, Inc., a Delaware corporation (the “Company”), intends to offer and sell, subject to market and other conditions, Series C units (each a “Series C Unit”) and Series D units (each, a “Series D Unit” and, together with the Series C Units, the “Units”) in an underwritten public offering. The Company intends to use the net proceeds from the offering of the Units (the “Offering”), excluding any future proceeds from the exercise of the warrants included therein or sold in connection therewith, to fund working capital and for other general corporate purposes. The Units are being offered and sold pursuant to a base prospectus, dated May 15, 2013, and a prospectus supplement, dated March 29, 2016, pursuant to the Company’s registration statement on Form S-3 (File No. 333-187893), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 15, 2013.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

Underwriting Agreement

On March 29, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”) relating to the sale and issuance by the Company of Units to the Underwriter in a firm commitment underwritten public offering. Each Series C Unit consists of one share of the Company’s common stock, one Series F warrant to purchase one share of the Company’s common stock (each, a “Series F Warrant”) and two Series H warrants, each to purchase one share of the Company’s common stock (each, a “Series H Warrant”), and each Series D Unit consists of a pre-funded Series G warrant to purchase one share of the Company’s common stock (each, a “Series G Warrant” and, together with the Series F Warrants and the Series H Warrants, the “Warrants”), one Series F Warrant and two Series H Warrants. The shares of common stock and Warrants comprising the Series C Units will be immediately separable and will be issued separately but will be sold together in the Offering. The Warrants comprising the Series D Units will be immediately separable and will be issued separately, but will be sold together in the Offering. The Series F Warrants will be exercisable during the period commencing on October 1, 2016 and ending on April 1, 2021 at an exercise price of $0.35 per share of common stock (subject to adjustment under certain circumstances). The Series G Warrants will be exercisable during the period commencing from the date of issuance and ending on April 1, 2017 at an exercise price of $0.35 per share of common stock. The exercise price of $0.35 per share, except for a nominal exercise price of $0.01 per share, will be pre-paid to us upon issuance of the pre-funded Series G warrants and, consequently, no additional payment or other consideration (other than the nominal exercise price of $0.01 per share) will be required to be delivered to us by the holder upon exercise. The Series H Warrants will be exercisable during the period commencing on the date of original issuance and ending on October 1, 2016 at an exercise price of $0.75 per share of common stock (subject to adjustment under certain circumstances). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter has agreed to purchase, and the Company has agreed to sell, 3,721,429 Series C Units at the public offering price of $0.35, less an underwriting discount of $0.0245 per Series C Unit, resulting in a net purchase price to the Company of $0.3255 per Series C Unit, and 6,571,429 Series D Units at the public offering price of $0.34, less an underwriting discount of $0.0245 per Series D Unit, resulting in a net purchase price to the Company of $0.3155 per Series D Unit. The Company has agreed to reimburse the Underwriter for certain of its out-of-pocket expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1, and the terms of which are incorporated herein by reference.

Amendments to Existing Agreements

On March 28, 2016, the Company and its subsidiaries, as guarantors, entered into a Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) with Wilmington Savings Fund Society, FSB, as trustee (the

“Trustee”) and collateral trustee (the “Collateral Trustee”) and WB Gevo, Ltd., as Requisite Holder. The Eighth Supplemental Indenture amends that certain Indenture, by and among the Company, and its subsidiaries, as guarantors, the Trustee, and the Collateral Trustee, dated as of June 6, 2014, to, among other things, (a) permit the offering and issuance of the Warrants and the incurrence of indebtedness by the Company under the Warrants and (b) permit certain cash payments by Company to the holders of warrants issued by the Company from time to time.

On March 28, 2016, the Company entered into (i) an amendment (the “Security Agreement Amendment”) to that certain Plain English Security Agreement, by and between the Company and TriplePoint Capital LLC (“TriplePoint”), dated as of September 22, 2010 (as amended, the “Security Agreement”), which secures the Company’s guarantee of the obligations of Agri-Energy, LLC, a Minnesota limited liability company (“Agri-Energy”), under that certain Amended and Restated Plain English Growth Capital Loan and Security Agreement, by and among the Company, Agri-Energy and TriplePoint, dated as of October 20, 2011 (as amended, the “Amended Agri-Energy Loan Agreement”); and (ii) an amendment (the “TriplePoint Amendment”) to the Amended Agri-Energy Loan Agreement. The Security Agreement Amendment and the TriplePoint Amendment amend the Security Agreement and Amended Agri-Energy Loan Agreement to, among other things, (a) permit the offering and issuance of the Warrants and the incurrence of indebtedness by the Company under the Warrants and (b) permit certain cash payments by Company to the holders of warrants issued by the Company from time to time.

The foregoing descriptions of the Eighth Supplemental Indenture, the TriplePoint Amendment and the Security Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of each of which are incorporated herein by reference.

Item 8.01.	Other Events.

On March 29, 2016, the Company issued a press release announcing that the Series C Units to be sold in the Offering would be sold at a public offering price of $0.35 per unit and that the Series D Units to be sold in the Offering would be sold at a public offering price of $0.34 per unit. The Offering is expected to close on or about April 1, 2016, subject to customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

A shelf registration statement relating to the shares of common stock and Warrants to be issued in the Offering was filed with the SEC and is effective. Preliminary and final prospectus supplements describing the terms of the Offering have also been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from H.C. Wainwright & Co., LLC via email at placements@hcwco.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of its securities in the Offering, the Company’s intended use of the net proceeds from the Offering, the anticipated closing date of the Offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the prospectus supplement for the Offering. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 29, 2016, by and between Gevo, Inc. and H.C. Wainwright & Co., LLC.

4.1	Eighth Supplemental Indenture, dated March 28, 2016, by and among Gevo, Inc., the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, and WB Gevo, Ltd., as Requisite Holder.

5.1	Opinion of Paul Hastings LLP.

10.1	Consent Under and Ninth Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement, dated March 28, 2016, by and among Gevo, Inc., Agri-Energy, LLC and TriplePoint Capital LLC.

10.2	Tenth Amendment to Plain English Security Agreement, dated March 28, 2016, by and between Gevo, Inc. and TriplePoint Capital LLC.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release dated March 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel & Secretary

Date: March 29, 2016